EXHIBIT 99.1
IMMEDIATE RELEASE
WEDNESDAY, SEPTEMBER 30, 2009

FOR FURTHER INFORMATION:

Bill Hodges
Chief Financial Officer
919-913-1030

POZEN INC. ANNOUNCES FEDERAL DISTRICT COURT GRANTS
MOTION TO DISMISS SECURITIES CLASS ACTION LAWSUIT

CHAPEL HILL, N.C., September 30, 2009 – POZEN Inc. (NASDAQ: POZN) announced that on September 29, 2009, the United States District Court for the Middle District of North Carolina granted the Company’s motion to dismiss a consolidated class action lawsuit against the Company, its chief executive officer and certain of its officers.  The plaintiffs in the case had alleged, among other claims, violations of Section 10(b) and Section 20(a) of the Securities Exchange Act of 1934 and SEC Rule 10b-5 arising out of statements made by the Company concerning its migraine drug candidate, Treximet®, during the purported class period, July 31, 2006 through August 1, 2007 which were alleged by the plaintiffs to have been false or misleading.  The Court dismissed the claims in their entirety with prejudice.
Under the federal rules, the plaintiffs have a period of 30 days in which to appeal the court's decision.

About POZEN

POZEN is a pharmaceutical company committed to developing therapeutic advancements for diseases with unmet medical needs where it can improve efficacy, safety, and/or patient convenience. POZEN’s efforts are focused primarily on the development of pharmaceutical products for the treatment of acute and chronic pain and other pain-related conditions. POZEN has development and commercialization alliances with GlaxoSmithKline for Treximet®, which was approved in 2008 by the United States Food and Drug Administration for the acute treatment of migraine attacks, with or without aura, in adults, and with AstraZeneca for VIMOVO™, the proposed trade name for the proprietary fixed dose combination of naproxen with the proton pump inhibitor esomeprazole magnesium in a single tablet for conditions such as osteoarthritis and rheumatoid arthritis in patients who are at risk for developing NSAID-associated gastric ulcers. The Company’s common stock is traded on The NASDAQ Stock Market under the symbol “POZN”. For detailed company information, including copies of this and other press releases, see POZEN’s website: www.pozen.com.

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates, including as a result of the need to conduct additional studies, or the failure to obtain such approval of our product candidates, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; uncertainties in clinical trial results or the timing of such trials, resulting in, among other things, an extension in the period over which we recognize deferred revenue or our failure to achieve milestones that would have provided us with revenue; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on GlaxoSmithKline for the sales and marketing of Treximet; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events, including those discussed herein and in our Quarterly Report on Form 10-Q for the period ended June 30, 2009. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

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